                             [FACE OF SECURITY]

REGISTERED                                                            REGISTERED

No. FLR-

CUSIP

                       THE BLACK & DECKER CORPORATION
                         MEDIUM TERM NOTE, SERIES A
                               (Floating Rate)

     [Insert if the Security is to be a global Security - This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:                INITIAL INTEREST RATE:           STATED MATURITY:

SPECIFIED CURRENCY:                 OPTION TO ELECT PAYMENT          AUTHORIZED DENOMINATIONS
                                    IN U.S. DOLLARS (only            (if Specified Currency
                                    applicable if Specified          is U.S. dollars):
                                    Currency is other than
                                    U.S. dollars):

                                    [_]  Yes    [_]  No              (if Specified Currency is other than U.S.
                                                                     dollars):  $1,000 and any integral multiple
                                                                     of $1,000 in excess thereof

CURRENCY DETERMINATION AGENT:                                        THIS SECURITY IS A:

                                                                       [_]    Global Security

                                                                       [_]    Certificated Security (only applicable
                                                                              if Specified Currency is other than
                                                                              U.S. dollars)

INDEX MATURITY:                     INTEREST PAYMENT DATES:          SPREAD (plus or minus):

SPREAD MULTIPLIER:

MAXIMUM RATE:                       MINIMUM RATE:                    INTEREST RESET DATE:

INTEREST RESET PERIOD:              CALCULATION DATES:

INTEREST DETERMINATION              CALCULATION AGENT:               INTEREST RATE BASIS: (check one)
DATES:
                                                                       [_]    CD Rate

                                                                       [_]    Commercial Paper Rate

                                                                       [_]    Federal Funds Effective Rate

REDEMPTION DATE(S):                 REDEMPTION PRICE(S):               [_]    LIBOR
                                                                               [_]   LIBOR REUTERS
                                                                               [_]   LIBOR TELERATE

REPAYMENT DATE(S):                  REPAYMENT PRICE(S):                [_]    Treasury Rate

                                                                       [_]    Prime Rate

                                                                       [_]    CMT Rate
                                                                                CMT Telerate Page:
                                                                                CMT Maturity Index:

ORIGINAL ISSUE DISCOUNT             OTHER PROVISIONS:                  [_]    11th District Cost of Funds Rate
SECURITY:
  [_] Yes    [_] No                                                    [_]    J.J. Kenny Rate

                                                                       [_]    Other _______ (see attached)


          [If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT             TOTAL AMOUNT OF OID:             ISSUE PRICE (expressed as
SECURITY:                                                            a percentage of aggregate
                                                                     principal amount):
   [_] Yes    [_] No

YIELD TO MATURITY:                  SHORT ACCRUAL PERIOD OID:        METHOD USED TO DETERMINE YIELD
                                                                     FOR SHORT ACCRUAL PERIOD:

                                                                       [_] Approximate    [_] Exact]

     THE BLACK & DECKER CORPORATION, a Maryland corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a global Security -- Cede & Co., as nominee for The Depository Trust Company][_________________], or registered assigns, the principal amount stated above at Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided, to but not including the applicable Interest Payment Date or the Stated Maturity, as the case may be, provided, that if the Interest Reset Dates specified above are daily or weekly, interest payable on any Interest Payment Date, but not interest payable on the Stated Maturity which shall include interest accrued to such date, will include interest accrued from but excluding the second preceding Regular Record Date to and including the next preceding Regular Record Date, provided, further, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and on and after such Interest Reset Date at the rate determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis or Bases specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not such date is a Business Day) next preceding each Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon redemption will be payable to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of (and premium, if any) and interest on this Security are payable by the Corporation in the Specified Currency specified above. If the Specified Currency is other than United States dollars, the Holder hereof may, if so indicated above, elect to have all such payments converted into United States dollars in the manner described on the reverse side hereof by delivery of a written request with signature guarantees to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Security may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments to be made on such a Security if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption).

     The Corporation will appoint and at all times maintain a Paying Agent (which may be the Trustee) authorized by the Corporation to pay the principal of (and premium, if any) and interest on any Securities of this series on behalf of the Corporation and having an office or agency in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Corporation has initially appointed Marine Midland Bank as such Paying Agent, with its Corporate Trust Office currently at 140 Broadway, New York, New York 10005, Attention: Corporate Trust Administration. The Corporation will give prompt written notice to the Trustee of any change in such appointment.

     Payment of the principal of (and premium, if any) and any interest on this Security due at Maturity in United States dollars will be made in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Paying Agent, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest and, in the case of amortizing notes, principal (and premium, if any) on this Security to be made in United States dollars (other than at Maturity) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the relevant Regular Record Date or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person and maintained with a bank located in the United States. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent not less than 15 Business Days prior to the applicable Interest Payment Date.

     [Insert in place of the preceding paragraph if the Security is to be a global Security -- Funds for the payment of the principal of (and premium, if any) and any interest on this Security due in United States dollars on any Interest Payment Date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will pay such funds to the Depositary (referred to on the reverse thereof), and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with standing instructions and customary practices.]

     All payments of principal (and premium, if any) and any interest in a Specified Currency other the United States dollars will be made in the manner set forth on the reverse hereof.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:                                    THE BLACK & DECKER CORPORATION


[CORPORATE SEAL]                     By:_______________________________
                                             Nolan D. Archibald
                                             Chairman, President and
                                               Chief Executive Officer



                                         By:_______________________________
                                            Barbara B. Lucas
                                            Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

MARINE MIDLAND BANK,
 as Trustee


By:_______________________________
     Authorized Signatory

                              [BACK OF SECURITY]

                        THE BLACK & DECKER CORPORATION
                          MEDIUM TERM NOTE, SERIES A
                                (Floating Rate)



     This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of ________ __, 1994, as supplemented from time to time (herein called the "Indenture"), among the Corporation and Marine Midland Bank as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. The Securities of this series may be issued from time to time in an aggregate initial offering price not to exceed $500,000,000 (or the equivalent thereof in one or more foreign denominated currencies or units based on or relating to currencies (including European Currency Units), subject to reduction, under certain circumstances, as the result of the sale of other securities of the Corporation under the Prospectus).

     The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period an "Interest Reset Date"), as specified on the face hereof. The Interest Reset Date will be, if this Security resets daily, each Business Day; if this Security resets weekly (unless the Interest Rate Basis on the face hereof is the Treasury Rate), the Wednesday of each week; if this Security resets weekly and the Interest Rate Basis on the face hereof is the Treasury Rate, the Tuesday of each week; if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of March, June, September and December; if this Security resets semiannually, the third Wednesday of two months of each year, as specified on the face hereof; and if this Security resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that (i) the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof and (ii) the interest rate in effect for the 10 days immediately prior to Stated Maturity, or date of redemption, will be that in effect on the tenth day preceding such Stated Maturity or date of redemption. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Stated Maturity, or the date of redemption, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Market Day, the Interest Reset Date shall be postponed to the next day that is a Market Day except that if (i) the Interest Rate Basis on the face hereof is LIBOR and (ii) such

Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based. "Business Day," for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close. "Market Day" means, for any Security other than a Security whose Interest Rate Basis on the face hereof is LIBOR, any Business Day in The City of New York, and, for any Security whose Interest Rate Basis on the face hereof is LIBOR, any Business Day in The City of New York on which dealings in deposits in United States dollars are transacted in the London interbank market.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

          Determination of Commercial Paper Rate.  If the Interest Rate Basis on
          --------------------------------------
     this Security is the Commercial Paper Rate, such rate with respect to any Interest Reset Date shall equal (i) the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) on the relevant Commercial Paper Interest Determination Date (as defined below) for commercial paper having the Index Maturity shown on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System, ("H.15(519)"), under the heading "Commercial Paper," or
     (ii) if such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper," or (iii) if such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (each as rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity shown on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, adjusted in each of the above cases by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect hereon on such Commercial Paper Interest Determination Date.

          "Money Market Yield" shall be the yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

               Money Market Yield = 100 x    D x 360
                                          -------------
                                          360 - (D x M)

     where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days of the interest period for which interest is being calculated.

          Determination of Prime Rate.  If the Interest Rate Basis on the
          ---------------------------
     Security is the Prime Rate, such rate with respect to any Interest Reset Date shall equal (i) the rate set forth for the relevant Prime Rate Interest Determination Date (as defined below) in H.15(519) under the heading "Bank Prime Loan", or (ii) if such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page"), as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date, or (iii) if fewer than four such rates appear on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent, adjusted in each case by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than two banks selected as aforesaid are quoting as mentioned in this sentence, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York on such date by the appropriate number of substitute banks or trust companies, organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting, the Prime Rate for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period

     (or, if there was no such Interest Reset Period, the Initial Interest
     Rate).

          Determination of LIBOR.  If the Interest Rate Basis on this Security
          ----------------------
     is LIBOR, such rate with respect to any Interest Reset Date shall be determined in accordance with the following provisions:

               (i) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in the Designated Deposit Currency (as defined below) having the Index Maturity designated on the face hereof, commencing on the second Market Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in the Designated Deposit Currency having the Index Maturity designated on the face hereof, commencing on the second Market Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the Designated Deposit Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified on the reverse hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If LIBOR Reuters is specified on the face hereof and at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date for a Note for which Reuters is specified on the face hereof on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in
     (i)(a) above, or on which LIBOR Telerate is specified on the face hereof no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Designated Deposit Currency having the Index Maturity designated on the face hereof are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") to prime banks in the London interbank market, commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in the Designated Deposit Currency to leading European banks having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the interest rate otherwise in effect on such LIBOR Interest Determination Date.

          Determination of Treasury Rate.  If the Interest Rate Basis on this
          ------------------------------
     Security is the Treasury Rate, such rate with respect to any Interest Reset Date shall equal (i) the rate for the most recent auction on the relevant Treasury Interest Determination Date (as defined below) of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as published in H.15(519), under the heading "U.S. Government Treasury bills--auction average (investment)" or
     (ii) if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Reset Period to which such Treasury Interest Determination Date pertains, the auction average rate (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury, or
     (iii) if such rate is not published by 3:00 P.M., New York City time, on the relevant Calculation Date, or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected, after consultation with the Corporation, by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, in each case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

          Determination of CD Rate.  If the Interest Rate Basis on this Security
          ------------------------
     is the CD Rate, such rate with respect to any Interest Reset Date shall equal (i) the rate for the relevant CD Interest Determination Date (as defined below) for negotiable certificates of deposit having the Index Maturity shown on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)," or (ii) if such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity shown on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit," or (iii) if such rate is not published by 3:00 P.M., New York City time, on such Calculation Date in either H.15(519) or Composite Quotations, the arithmetic means (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of the opening of business, New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity shown on the face hereof in a denomination of U.S. $5,000,000, in each case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

          Determination of Federal Funds Effective Rate.  If the Interest Rate
          ---------------------------------------------
     on this Security is the Federal Funds Effective Rate, such rate with respect to any Interest Reset Date shall equal (i) the rate on the relevant Federal Funds Interest Determination Date (as defined below) for Federal Funds as published in H. 15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds (Effective)," or (iii) if such rate is not published by 3:00 P.M., New York City time, on such Calculation Date in either H.15(519) or Composite Quotations, the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates, as of 11:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in each case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Effective Rate with respect to such Interest Reset Date will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

          Determination of CMT Rate.  If the Interest Rate on this Security is
          -------------------------
     the CMT Rate, such rate with respect to any Interest Reset Date shall equal
     (i) the rate on the relevant CMT Rate Interest Determination Date displayed on the designated CMT Telerate Page under the caption "Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for (x) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (y) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the Related CMT Rate Interest Determination Date occurs, or (ii) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index as published in the relevant H.15(519), or
     (iii) if such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519), or (iv) if such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Referenced Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct, non-callable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation

     Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturity as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

          Determination of Eleventh District Cost of Funds Rate.  If the
          -----------------------------------------------------
     Interest Rate on this Security is the Eleventh District Cost of Funds Rate, such rate with respect to any Interest Reset Date shall equal (i) the rate equal to the monthly weighted average cost of funds for the calendar months preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "Eleventh District" on Telerate page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date, or (ii) if such rate does not appear on the Telerate page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank (the "FHLB") of San Francisco as such cost of funds for the calendar month preceding the date of such announcement, or (iii) if the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate

     Interest Determination Date. "Telerate Page 7058" means the display on the Dow Jones Telerate Service on such page (or such other page as may replace such page on that service for the purpose of displaying the Eleventh District Cost of Funds Rate) for the purpose of displaying the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

          Determination of J.J. Kenny Rate.  If the Interest Rate on this
          --------------------------------
     Security is the J.J. Kenny Rate, such rate, with respect to any Interest Reset Date, shall equal the rate on the relevant J.J. Kenny Rate Interest Determination Date in the high grade weekly index (the "Weekly Index") made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event that Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investor Service, Inc. and Standard & Poor's Ratings Group in respect of issuer's most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Rate Interest Determination Date shall be 67% of the rate determined as if the Treasury Rate option had been originally selected.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, shown on the face hereof. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

     The Corporation will appoint and at all times maintain a banking institution that is not an Affiliate of the Corporation as Calculation Agent hereunder. The Corporation has initially appointed Marine Midland Bank as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Corporation will cause the Calculation Agent to calculate the interest rate on this Security with respect to any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with on-half cent being rounded upward). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

     The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     The Interest Determination Date pertaining to an Interest Reset Date if the Interest Rate Basis on the face hereof is the Commercial Paper Rate (the "Commercial Paper Interest Determination Date"), the Prime Rate (the "Prime Rate Interest Determination Date"), LIBOR (the "LIBOR Interest Determination Date"), the CD Rate (the "CD Interest Determination Date"), the CMT Rate (the "CMT Interest Determination Date"), the Eleventh District Cost of Funds Rate (the "Eleventh District Cost of Fund Interest Determination Note"), the J.J. Kenny Rate (the "J.J. Kenny Rate Interest Determination Date"), or the Federal Funds Effective Rate (the "Federal Funds Interest Determination Date") will be the second Market Day preceding such Interest Reset Date with respect to such Security. The Interest Determination Date pertaining to an Interest Reset Date if the Interest Rate Basis on the face hereof is the Treasury Rate (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     The "Calculation Date" pertaining to an Interest Reset Period with respect to (i) a CD Rate Note, a Commercial Paper Rate Note, Federal Funds Effective Rate Note, a Prime Rate Note, a CMT Rate Note, an 11th District Cost of Funds Rate Note, a J.J. Kenny Rate Note or Treasury Rate Note shall be the tenth calendar day after the Interest Determination Date pertaining to such Reset Period or, if such day is not a Market Day, the next succeeding Market Day and
(ii) a LIBOR Note shall be the Interest Determination Date pertaining to such Reset Period.

     "Designated Deposit Currency" means the currency (including a currency unit), if any, designated on the reverse hereof as the Designated Deposit Currency. If no such currency is designated, the Designated Deposit Currency shall be U.S. dollars.

     Interest payments for this Security shall be the amount of interest accrued to, but excluding, the Interest Payment Dates; provided, however, that if the Interest Reset Dates with respect to such Security are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and including the next preceding Regular Record Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) applicable to such day by 360, in the case of the Commercial Paper Rate, Prime Rate, LIBOR, CD Rate, CMT Rate, Eleventh District Cost of Funds Rate, J.J. Kenny Rate or Federal Funds Effective Rate or by the actual number of days in the year in the case of the Treasury Rate.

     Any payment on this Security due on any day which in not a Market Day (and, if the Specified Currency shown on the face hereof is other than United States dollars, a Business Day in the country issuing such Specified Currency (or, for European Currency Units ("ECUs"), Brussels)) need not be made on such day, but may be made on the next such succeeding Market Day (or, if the Interest Rate Basis is LIBOR and the next such succeeding Market Day falls in the next calendar month, the next such preceding Market Day), with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date.

     Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Corporation before the Stated Maturity specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Corporation, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Corporation may elect to redeem less than the entire principal amount hereof, provided, that the principal amount, if any, of this Security that remains outstanding after such redemption is an Authorized Denomination as defined herein. In the event of any redemption in part, the Corporation will not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of the notice of redemption of Securities selected for redemption and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, selected for redemption, except the unredeemed portion of any Security being redeemed in part.

     Unless one or more Repayment Dates are specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity specified on the face hereof. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to 100% of the principal amount hereof or, if this Security is an Original Issue Discount Security (as specified on the face hereof), the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof or as other wise provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive at the Corporate Trust Office, at least 30 days but not more than 45 days prior to the Repayment Date on which this Security is to be repaid, (i) this Security with the form entitled "Option to Elect
Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Repayment" on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if this Security with such form duly completed is received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable, except a Holder who has tendered this Security for repayment pursuant to an Extension Notice
(as defined in the Prospectus Supplement related hereto). The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment must be an Authorized Denomination as defined herein. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option.

     In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

     If the Specified Currency is other than United States dollars and the Holder has exercised its option (if any) to elect payment in United States dollars, payment in respect of this Security shall be made in United States dollars based on the highest firm bid quotation in The City of New York received by the Currency Determination Agent as of approximately noon, New York City time, on the third Business Day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Currency Determination Agent and approved by the Corporation (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for United States dollars, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in such

Specified Currency electing to receive United States dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the third Business Day preceding the date of payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, in which case the Corporation will be entitled to make payments in respect hereof in United States dollars as provided below. All currency exchange costs will be borne by the Holders of such Securities by deductions from such payments. The Corporation will appoint and at all times maintain a banking institution that is not an Affiliate of the Corporation as Currency Determination Agent hereunder. The Corporation has initially appointed Marine Midland Bank as such Currency Determination Agent and will give prompt written notice to the Trustee of any change in such appointment.

     If the Specified Currency is other than United States dollars and the Holder has not elected to receive payments in United States dollars as described above, payments of principal (and premium, if any) and interest on any Security of this series will be made by wire transfer to an account maintained by the Holder with a bank located in the country issuing the Specified Currency (or, with respect to Securities denominated in ECUs, Brussels) or other jurisdiction acceptable to the Corporation and the Trustee as shall have been designated in writing at least 15 days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the Holder of such Security on the relevant Regular Record Date or at Maturity; provided, however, that with respect to payments of principal of (and premium, if any) and any interest due at Maturity, this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York, and, unless revoked, any such designation made with respect to any Security by a Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment with respect to any such Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, such payment will be made within 15 days of the Trustee's receipt of such a designation. The Corporation will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of Securities in respect of which payments are made.

     If payment on this Security is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Corporation due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, then all payments due on that due date with respect to this Security shall be made in United States dollars until such currency is available again. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Currency Determination Agent on the basis of the noon buying rate for cable transfers for such Specified Currency in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute an Event of Default under the Indenture.

     If payment on this Security is required to be made in any currency unit (e.g., ECUs) and such currency unit in the good faith judgment of the Company is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control, then all payments in respect of this Security shall be made in United States dollars until such currency unit is again available. The amount of each payment in United States dollars shall be computed on the basis of the equivalent of the currency unit in United States dollars, which, as of any date, shall be determined by the Corporation or the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date for such currency unit. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Corporation or the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Corporation or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of this Security.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Discounted Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

     If this Security is an Original Issue Discount Security and if an Event of Default with respect to Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period as determined under Proposed Treasury Regulation Section 1.1272-1(e) (or successor regulation) under the Code, in which the date of acceleration occurs, increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Proposed Treasury Regulation Section 1.1272-1(c) (or successor regulation) under the Code. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

Other Provisions:

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY ATTACHED HERETO, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     The Indenture contains provisions, which apply to this Security, for defeasance of (i) the entire indebtedness of this Security and (ii) certain restrictive covenants, subject in either case to compliance by the Corporation with conditions set forth in the Indenture.

     As provided in the Indenture and subject to certain limitations set forth therein (including, in the case of any global Security, certain additional limitations) and as may be set forth on the face hereof, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of (any premium, if any) and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of Authorized Denominations (as defined below) and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     [The Securities of this series are issuable only in registered form without interest coupons in denominations of (i) if denominated in United States dollars, U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof or (ii) if denominated in a Specified Currency other than United States dollars, the amount of such Specified Currency equivalent, at the Market Exchange Rate on the first Business Day in The City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the Original Issue Date, to U.S. $1,000 (rounded down to an integral multiple of 10,000 units of the Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency (in each case, an "Authorized Denomination"). The Securities of this series may be issued, in whole or in part, in the form of one or more global Securities and issued to The Depository Trust Corporation as depositary for the global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor and like terms of a different Authorized Denomination, as requested by the Holder surrendering the same.]

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REPAYMENT

       TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION
          OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

     The undersigned hereby irrevocably requests and instructs the Corporation to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof or, if the within Security is a Discounted Security, the applicable Repayment Price specified on the face thereof (expressed as a percentage of the principal amount of the Security together in the case of any such repayment with interest to the Repayment Date, to the undersigned, at _______________________________________
___________________.

     For the within Security to be repaid at the option of the Holder, the Paying Agent must receive at its Corporate Trust Office, at least 30 days but not more than 45 days prior to the Repayment Date on which the within Security is to be repaid, (i) the within Security with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if the within Security with such form duly completed is received by the Paying Agent by such fifth Business Day.

     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_______________ and specify the denomination or denominations (which shall be an Authorized Denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): __________________.


Dated:___________________     _________________________________________
                              Signature

                              NOTICE: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM    -    as tenants in common

          TEN ENT    -    as tenants by the entireties

          JT TEN     -    as joint tenants with right of survivorship and not
                          as tenants in common



     UNIF GIFT MIN ALT - _______________    Custodian ______________
                         (Cust)                     (Minor)

                          Under Uniform Gifts to Minors Act


                         ________________________________________
                                    (State)

Additional abbreviations may also be used though not in the above list.

                                ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[___________]
             ________________________________________________________________

_____________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



_____________________________________________________________________________

the within Security and all rights thereunder and hereby irrevocably constitute(s) and appoint(s) ________________________________________________

_____________________________________________________________________________

attorney to transfer said Security on the books of the Corporation, with full power of substitution in the premises.



Dated:______________________    _________________________________________
                                Signature

                                NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.